UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36352	20-8756903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 871-2098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	AKBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2019, Scott A. Canute, a Class I Director, notified Akebia Therapeutics, Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”) for personal reasons, effective as of June 10, 2019. Mr. Canute did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and Mr. Canute entered into a consulting agreement, effective as of June 10, 2019, pursuant to which Mr. Canute will provide certain consulting services to the Company.

As further described below, on June 6, 2019, the stockholders of the Company approved the Company’s Amended and Restated 2014 Employee Stock Purchase Plan, which had previously been approved by the Board, subject to stockholder approval. A description of the terms and conditions of the Amended and Restated 2014 Employee Stock Purchase Plan is set forth in the Company’s Proxy Statement for 2019 Annual Meeting of Stockholders on pages 23 to 25 under the heading “Proposal No. 3—Approval of Amended and Restated 2014 Employee Stock Purchase Plan,” and is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated 2014 Employee Stock Purchase Plan, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on June 6, 2019. The stockholders (i) elected three Class II directors to the Board to serve until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal; (ii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and (iii) approved the Amended and Restated 2014 Employee Stock Purchase Plan.

(i) The Class II directors elected to the Board, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
John P. Butler	73,296,079	6,897,477	23,216,129
Michael T. Heffernan	78,446,359	1,747,197	23,216,129
Jodie P. Morrison	76,795,043	3,398,513	23,216,129

(ii) The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 received the following votes:

Votes For:	100,573,965
Votes Against:	1,994,508
Abstentions:	841,212

(iii) The proposal to approve the Amended and Restated 2014 Employee Stock Purchase Plan received the following votes:

Votes For:	77,488,178
Votes Against:	2,529,083
Abstentions:	176,295
Broker Non-Votes	23,216,129

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Amended and Restated 2014 Employee Stock Purchase Plan, incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 26, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

Date: June 11, 2019	By:	/s/ John P. Butler
Name: John P. Butler Title: President and Chief Executive Officer